UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2012

BUNGE LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2012, Bunge Limited issued a press release announcing the appointment of Andrew Ferrier as an independent director of Bunge Limited (the “Company”), effective immediately.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Mr. Ferrier, age 53, is Managing Director of Canz Capital Limited, a private investment company he founded in 2011.  He served as Chief Executive Officer of Fonterra Co-operative Group Ltd., a leading New Zealand-based international dairy company, from 2003 to 2011.  Previously, he served as President and Chief Executive Officer of GSW Inc., a Canadian consumer durable goods manufacturer, from 2000 to 2003. Prior to 2000, Mr. Ferrier spent 16 years in the sugar industry working in Canada, the United States, the United Kingdom and Mexico.  Five of those years, from 1994 to 1999, were at Tate & Lyle, where he ultimately served as President and Chief Executive Officer of Tate & Lyle North America Sugars Inc.

Mr. Ferrier will serve on the Compensation Committee and the Finance and Risk Policy Committee of the Board of Directors.  In connection with the appointment of Mr. Ferrier to the Board of Directors, he will receive compensation for his services as a director consistent with that provided to Bunge Limited’s other non-employee directors.  Also, in accordance with Bunge Limited’s 2007 Non-Employee Directors’ Equity Incentive Plan, the Board of Directors granted Mr. Ferrier an aggregate of 2,985 restricted stock units effective as of December 5, 2012, which will vest on the first and third anniversaries of the grant date.

With the appointment of Mr. Ferrier, Bunge Limited’s Board of Directors will consist of eleven directors.

Item 8.01              Other Events.

On December 5, 2012, the Board of Directors of the Company approved a change to the compensation program for non-employee directors. The change was approved upon the recommendation of the Compensation Committee of the Board (the “Committee”) following its annual review of the Company’s director compensation program, which included review and discussion of a report prepared by Semler Brossy Consulting Group, LLC, the Committee’s independent compensation consultant.

The revised compensation program provides for an increase in the annual board retainer from $75,000 to $100,000, effective January 1, 2013, reflecting the substantial workload and responsibilities of the Company’s directors and maintaining the competitive positioning of the program relative to the Company’s executive compensation peer group, as well as the broader general industry competitive environment.

The Board made no other changes to the compensation program for non-employee directors.

Item 9.01              Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 5, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 6, 2012

BUNGE LIMITED

By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Assistant General Counsel, Chief
Compliance Officer and Assistant
Secretary

EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated December 5, 2012